UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SunAmerica Focused Alpha Growth Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	84-1681200

(State of Incorporation)	(IRS Employer Identification Number)

Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey	07311

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-125026

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Shares of Common Stock, $0.001 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-125026 and 811-21770), as filed electronically with the Securities and Exchange Commission (the “Commission”) on May 18, 2005 (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on June 24, 2005.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 18th day of July, 2005.

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

By:	/s/ Thomas Lynch

Thomas Lynch
Secretary